EXHIBIT 99.2

FORM 4 JOINT FILER INFORMATION

Name:      Caroline W. Singleton

Address:     11661 San Vicente Blvd, Suite 915

      Los Angeles, California 90049

Designated Filer:    Singleton Group LLC

Issuer and Ticker Symbol:   Unitrin, Inc. (UTR)

Date of Earliest Transaction Required

 to be Reported    December 2, 2004